UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 26, 2016
Date of Report (Date of earliest event reported)

RMR Industrials, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-185046	46-0750094
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

9301 Wilshire Blvd, Suite 312

Beverly Hills, CA 90210

(Address of Principal Executive Offices)

(310) 492-5010
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

On December 26, 2016, Gregory Dangler resigned as Chief Financial Officer of RMR Industrials, Inc. (the “Company”). Mr. Dangler was appointed as President, Chief Financial Officer, Secretary and Director of the Company on or around November 17, 2014. Mr. Dangler will continue to serve as President, Secretary and Director of the Company following his resignation as Chief Financial Officer.

Appointment of Officer

Effective December 26, 2016, the Board appointed Michael Okada as Chief Financial Officer of the Company, to serve until his successor is duly appointed and qualified, or until his earlier resignation or removal.

There is no arrangement or understanding pursuant to which Mr. Okada was appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. Okada and any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become executive officers or directors. Other than the Option Grant described below, there are no recent transactions or proposed transactions in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two fiscal years, and in which Mr. Okada had or will have a direct or indirect material interest.

Mr. Okada has served as the Corporate Controller of the Company and its affiliates since January 2015. Mr. Okada has over 25 years of executive financial management experience in high growth public industrial companies. Mr. Okada previously held senior management roles with NASDAQ and NYSE companies in a broad range of industries, including manufacturing, technology, semiconductors, professional services, pharmaceuticals, medical devices and health care services. Mr. Okada has expertise in SEC financial reporting, board and investor relations for portfolio companies, and establishing infrastructure for growing organizations. Prior to joining the Company, Mr. Okada served as Senior Vice President and Chief Financial Officer of Cereplast, Inc., a publicly-traded bio-plastic resin manufacturer. Prior to Cereplast, Mr. Okada served as Vice President of Finance and Corporate Controller of Mindspeed Technologies, a publicly-traded fabless semiconductor company which provides technology solutions for the wireless network infrastructure industry. Prior to his corporate management positions, Mr. Okada began his career with Coopers & Lybrand (PricewaterhouseCoopers). Mr. Okada received a B.S. in Accounting from Santa Clara University and is a Certified Public Accountant (inactive) in the State of California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMR Industrials, Inc. a Nevada corporation

Dated: December 29, 2016	By:	/s/ Gregory Dangler
Gregory Dangler, President